EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-119904, No. 333-120948, No. 333-131448, No. 333-131157, No. 333-137692, No. 333-137693, No. 333-150423, No. 333-148177, No. 333-148841, No. 333-148556, No. 333-166246, No. 333-173184 and No. 333-174649) of QUALCOMM Incorporated of our report dated November 7, 2012 relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
November 7, 2012